OCEAN ENERGY, INC.

DIRECTORS COMPENSATION PLAN

(As Amended and Restated effective July 1, 2002)

OCEAN ENERGY, INC.
DIRECTORS COMPENSATION PLAN

(i)

OCEAN ENERGY, INC.

DIRECTORS COMPENSATION PLAN

PREAMBLE

     WHEREAS, Ocean Energy, Inc. (the "Company") adopted the Ocean Energy, Inc. Directors Compensation Plan (the "Plan") effective as of January 1, 2002 in order to set forth the cash and stock compensation payable to Directors (as defined below) by the Company, including stock awards provided pursuant to other plans of the Company;

     NOW, THEREFORE, the Company hereby amends and restates the Plan as set forth herein, effective as of July 1, 2002 in order to reflect an increase in fees payable to members of the Company’s Audit Committee and to reflect the change in name of the Governance and Nominating Committee.

SECTION 1.

DEFINITIONS

     For purposes of the Plan, the following terms shall have the meaning indicated:

1.1  Board means the Board of Directors of the Company.

1.2  Committee means the Governance and Nominating Committee of the Board.

1.3  Company Stock means the common stock, par value $.10 per share, of the Company.

1.4  Director means a member of the Board who is not also an employee of the Company or a subsidiary thereof.

1.5   Restricted Stock means a share of Company Stock granted pursuant to this Plan that, prior to vesting, is subject to forfeiture and is not transferable by the Director.

1.6  Treasury Stock means issued shares of Company Stock that are held by the Company.

1.7   Years of Service means the number of years that a Director has served on the Board (including the board of directors of any predecessor corporation that has merged with the Company), with any fractional parts of a year measured in whole calendar months.

SECTION 2.

ADMINISTRATION

2.1   Administration. Except as otherwise specifically provided herein, the Plan shall be administered by the Committee. The Committee shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine a person’s right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Committee shall be final and binding upon all persons. In certain cases arising under the Plan, action or approval must be taken by either the full Board or by a committee of “non-employee directors”, as described in Rule 16b–3 promulgated by the Securities Exchange Commission.

SECTION 3.

PARTICIPANTS

3.1  Participants. Each Director shall be a participant in the Plan.

SECTION 4.

BENEFITS

4.1   Annual Retainer. Subject to any elections made by the Director under the Company’s Outside Directors Deferred Fee Plan, each calendar year each Director shall be paid an annual retainer in cash in the amount of $37,500 (plus an additional $7,500 for the Audit Committee and $5,000 for each other committee of the Board of which the Director is the chairman), which shall be payable in equal quarterly amounts on or as soon as reasonably practical following the end of each calendar quarter in such year; provided, however, that a Director who ceases to be a Director during a quarter, without regard to the reason, shall be paid a prorated portion of the retainer otherwise payable for such quarter based on the number of days during such quarter that the individual served as a Director over the number of days in such quarter.

4.2   Meeting Fees. Subject to any elections made by the Director under the Company’s Outside Directors Deferred Fee Plan, each Director shall be paid $1,500 for each meeting of the Board that such Director attends, $1,750 for each Audit Committee meeting that such Director attends, and $1,250 for each other committee meeting that such Director attends.

4.3   Annual Restricted Stock Grant. Each year on the first day on which the major stock exchanges are open, each Director on such date shall be granted 1,000 shares of Restricted Stock. Shares of Restricted Stock shall become vested (nonforfeitable and transferable) as to (i) [34% of the shares on the first anniversary of the date of grant, (ii) an additional 33% on the second anniversary of the date of grant, and (iii) the remaining 33% on the third anniversary of the date of grant,] provided the Director continues to serve as a Director on such applicable anniversary date. The shares of Restricted Stock automatically shall become fully vested upon a Change in Control (as defined in the Company’s 2001 Long-Term Incentive Plan or any successor thereto) and also upon the Director’s termination from the Board due to his death or a disability (as determined by the Committee). If a Director ceases to be a member of the Board for any reason other than death or a disability approved by the Committee, all shares of unvested Restricted Stock then held by the Director shall be automatically forfeited on such termination. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event a certificate representing Restricted Stock is issued hereunder, such certificate shall be registered in the name of the Director and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock and, during the restricted period, shall be left on deposit with the Company with a stock power endorsed in blank. Directors shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, transferred or encumbered during the restricted period other than by will or the laws of descent and distribution.

     Notwithstanding anything in the Plan to the contrary, grants of shares of Restricted Stock may only be made hereunder from shares of Treasury Stock. In the event the number of shares of Treasury Stock is insufficient on any date to make all such grants provided for in this Section 4.3 in full, then all Directors who are entitled to receive grants on such date shall share ratably in the number of shares of Treasury Stock available.

4.4   Annual Stock Option Grants. Each Director shall be entitled to receive stock options (and other stock-based awards, if any) granted pursuant to the terms of the Company’s 1999 and/or 2001 Long-Term Incentive Plan (or any successor plan), as applicable.

4.5   Severance Benefit. Upon a Director’s termination from the Board due to any of the following events: (i) the Director is not re-elected by the stockholders of the Company, (ii) the Director’s death or a disability, as determined by the Committee, (iii) the Director is not recommended for re-election by the Board and does not stand for re–election, (iv) the Director does not continue as a member of the Board (or the board of directors of a successor to the Company) upon a Change in Control (as defined in the Company’s 2001 Long-Term Incentive Plan (or any successor plan)), or (v) the Company (or its successor) ceases to be an independent, publicly traded entity, the Director shall be paid, in a lump sum within five business days of such termination, an amount equal to the product of his Years of Service, including fractional parts thereof, (not to be less than one or to exceed five) and the highest annual cash retainer in effect prior to such termination.

SECTION 5.

GENERAL PROVISIONS

5.1   Termination and Amendment. The Board may from time to time amend, suspend or terminate the Plan or a benefit hereunder, in whole or in part; provided, however, no amendment, suspension or termination of the Plan or a benefit hereunder may, without the written consent of such Director, impair the right of a Director to receive any benefit already accrued or awarded hereunder prior to the effective date of such amendment, suspension or termination.

5.2  Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

     Amended and restated this May 14, 2002, effective for all purposes as of July 1, 2002.

OCEAN ENERGY, INC.

By: /s/ James T. Hackett

Name: James T. Hackett

Title: Chairman of the Board, President and Chief Executive Officer